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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                April 29, 1994


                         The Pep Boys - Manny, Moe & Jack
            (Exact name of registrant as specified in its charter)

       Pennsylvania                   1-3381              23-0962915
      (State or other              (Commission          (IRS Employer
      jurisdiction of              File Number)         Identification
      incorporation)                                        Number)


              3111 West Allegheny Avenue, Philadelphia, PA  19132
              (Address of principal executive offices) (Zip Code)


              Registrant's telephone number, including area code:
                                (215) 229-9000
























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Item 5.Other Events.

On April 29, 1994, The Pep Boys - Manny, Moe & Jack (the "Company") entered into a Trust Agreement with First Fidelity Bank, National Association, as Trustee, establishing a flexible trust (the "Trust") for the benefit of various existing employee compensation and benefit plans of the Company. The Company, pursuant to a Common Stock Purchase Agreement, dated as of April 29, 1994, will sell to the Trust up to $75,000,000 in common stock, par value $1.00 per share, of the Company (the "Common Stock"), principally in exchange for a Revolving Promissory Note. Such Common Stock will consist of Common Stock which the Company has purchased and will purchase on the open market, and may also consist of previously authorized but unissued Common Stock.
The Trust Agreement, Stock Purchase Agreement, Revolving Promissory Note and Company press release, dated December 6, 1993, announcing the establishment of the Trust are included as Exhibits hereto and are incorporated herein by reference.

   Item 7.Exhibits.

   1. Trust Agreement, dated as of April 29, 1994, between the Company and First Fidelity Bank, National Association, as Trustee.

   2. Common Stock Purchase Agreement, dated as of April 29, 1994, between the Company and First Fidelity Bank, National Association, as Trustee.

   3. Revolving Promissory Note, dated April 29, 1994, between the Company and First Fidelity Bank, National Association, as Trustee.

   4.   Press Release of the Company, date
   December 6, 1993.




































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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 6, 1994


                         THE PEP BOYS - MANNY, MOE & JACK



                         By:/s/ Michael J. Holden
                            Michael J. Holden
                            Senior Vice President and
                              Chief Financial Officer

















































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                                 EXHIBIT INDEX


Exhibit No.    Description                             Page

1.             Trust Agreement, dated as of April
               29, 1994, between the Company and
               First Fidelity Bank, National
               Association, as Trustee.

2.             Common Stock Purchase Agreement, dated
               as of April 29, 1994, between the
               Company and First Fidelity Bank,
               National Association, as Trustee.

3.             Revolving Promissory Note, dated April
               29, 1994, between the Company and First
               Fidelity Bank, National Association, as
               Trustee.

4.             Press Release of the Company, dated
               December 6, 1993.